Seneca Foods Reports a Sales Increase of 11.6% or $26.4 million and a Net Loss of $0.1 Million for the Quarter Ended July 2, 2016

MARION, N.Y. July 29, 2016 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) reported for the first quarter of 2017, a net loss of $(0.1) million, or $(0.01) per diluted share, compared to net earnings of $3.0 million, or $0.29 per diluted share, in the fiscal first quarter of 2016.   Net sales for the first quarter ended July 2, 2016 increased from the first quarter ended June 27, 2015 by 11.6%, or $26.4 million to $252.6 million.  The increase is attributable to a sales volume increase of $29.9 million partially offset by an unfavorable sales mix and lower selling prices of $3.5 million. The Gray & Company and Diana Fruit Co., Inc. acquisitions last year represent $19.7 million of this sales volume increase.
During the first quarter of fiscal 2017, the Company recorded a restructuring charge of $1.2 million related to the cost of moving equipment from a plant that was closed in the prior fiscal year.  In addition, during this quarter, the Company incurred a non-cash after-tax LIFO charge of $1.2 million, compared to a non-cash after-tax LIFO credit of $1.1 million in the first quarter of fiscal 2016.

Operating income, excluding the LIFO charge/credit and the restructuring charge/credit, was $4.7 million for the quarter ended July 2, 2016 and $4.5 million for the quarter ended June 27, 2015.

About Seneca Foods Corporation
Seneca Foods is North America's leading provider of packaged fruits and vegetables, with facilities located throughout the United States. Its high quality products are primarily sourced from over 2,000 American farms.  Seneca holds the largest share of the retail private label, food service, and export canned vegetable markets, distributing to over 90 countries.   Products are also sold under the highly regarded brands of Libby's®, Aunt Nellie's®, Cherryman®, READ®, Seneca Farms® and Seneca labels, including Seneca snack chips.  In addition, Seneca provides vegetable products under a contract packing agreement with B&G Foods North America, under the Green Giant label.   Seneca's common stock is traded on the Nasdaq Global Stock Market under the symbols "SENEA" and "SENEB". SENEA is included in the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Non-GAAP Financial Measures—Operating Earnings Excluding LIFO and Plant Restructuring Impact, EBITDA and FIFO EBITDA

Operating earnings excluding LIFO and plant restructuring, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO or have plant restructuring and enhance the understanding of the Company's historical operating performance.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported Operating Earnings excluding LIFO and plant restructuring.

	In millions
	7/2/2016	6/27/2015
	FY 2017	FY 2016

Operating earnings, as reported:	$1.6	$6.2

LIFO charge (credit)	1.9	(1.6)

Plant restructuring charge (credit)	1.2	$(0.1)

Operating earnings, excluding LIFO and plant restructuring impact	$4.7	$4.5

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Three Months Ended
EBITDA and FIFO EBITDA:	July 2, 2016	June 27, 2015
	(In thousands)

Net (loss) earnings	$(62)	$2,968
Income tax (benefit) expense	(48)	1,600
Interest expense, net of interest income	2,144	1,692
Depreciation and amortization	5,911	5,315
Interest amortization	(85)	(74)
EBITDA	7,860	11,501
LIFO charge (credit)	1,899	(1,637)
FIFO EBITDA	$9,759	$9,864

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;
•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
•	transportation costs;
•	climate and weather affecting growing conditions and crop yields;
•	availability of financing;
•	leverage and the Company's ability to service and reduce its debt;
•	foreign currency exchange and interest rate fluctuations;
•	effectiveness of the Company's marketing and trade promotion programs;
•	changing consumer preferences;
•	competition;
•	product liability claims;
•	the loss of significant customers or a substantial reduction in orders from these customers;
•	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
•	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:
Timothy J. Benjamin, Chief Financial Officer
315-926-8100

Seneca Foods Corporation
Unaudited Condensed Consolidated Statements of Net (Loss) Earnings
For the Periods Ended July 2, 2016 and June 27, 2015
(In thousands of dollars, except share data)

	Quarter
	Fiscal 2017	Fiscal 2016

Net sales	$252,614	$226,258

Plant restructuring (expense) income (note 2)	$(1,185)	$81

Other operating income net (note 3)	$12	$336

Operating income (note 1)	$1,597	$6,260
Earnings from equity investment	(437)	-
Interest expense, net	2,144	1,692
(Loss) earnings before income taxes	$(110)	$4,568

Income tax (benefit) expense	(48)	1,600

Net (loss) earnings	$(62)	$2,968

(Loss) earnings attributable to common stock (note 4)	$(67)	$2,925

Basic (loss) earnings per share	$(0.01)	$0.30

Diluted (loss) earnings per share	$(0.01)	$0.29

Weighted average shares outstanding basic	9,808,026	9,888,427

Weighted average shares outstanding diluted	9,878,431	9,960,516

Note 1: The effect of the LIFO inventory valuation method on first quarter pre-tax results was to decrease operating earnings by $1,899,000 for the three month period ended July 2, 2016 and to increase operating earnings by $1,637,000 for the three month period ended June 27, 2015.
Note 2: The three month period ended July 2, 2016 included a restructuring adjustment for a Northwest Plant of $1,185,000.
Note 3: Other gain for the prior year of $336,000 represents a $200,000 credit related to a contingency accrual for Prop 65, net gain on the sale of unused fixed assets of $76,000 and a credit of $60,000 related to an environmental accrual.
Note 4: The Company uses the "two-class" method for basic earnings per share by dividing the earnings attributable to common shareholders by the weighted average of common shares outstanding during the period. The diluted earnings per share includes the effect of convertible shares for each period presented.

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